SAMCO FUNDS, INC.
               Form N-SAR for the period ending April 30, 1999
                            File Number 811-8323





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 29th day of June, 1999



                                SAMCO FUNDS, INC.




                                By: /s/ William E. Vastardis
                                        William E. Vastardis
                                        Secretary




Witness: /s/ Eric P. Nachimovsky
            Eric P. Nachimovsky